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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Bonanza Creek Energy, Inc. for the year ended December 31, 2012. We hereby further consent to the use of information contained in our reports setting forth the estimates of revenues from Bonanza Creek Energy, Inc.'s oil and gas reserves as of December 31, 2012, 2011 and 2010 and to the inclusion of our reports dated February 19, 2013, February 8, 2012 and February 10, 2011 as exhibits to the Annual Report on Form 10-K of Bonanza Creek Energy, Inc. for the year ended December 31, 2012. We further consent to the incorporation by reference thereof into Bonanza Creek Energy, Inc.'s Registration Statement on Form S-8 (Registration No. 333-179207) and on Form S-3 (Registration No. 333-186019).

Yours truly,
CAWLEY, GILLESPIE & ASSOCIATES

J. Zane Meekins, P.E. Executive Vice President
Fort Worth, Texas March 14, 2013

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  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS